EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Parker Drilling Company:
We consent to the incorporation by reference in the registration statement (No. 333-144111) on Form S-3, in the registration statement (No. 333‑193508) on Form S-4 and in the registration statements (Nos. 333-188754, 333-184230, 333-167695, 333-158130, 333-124697, 333-59132, 333-57345, 333-41369, 333-84069, 333-99187) on Form S-8 of Parker Drilling Company of our report dated March 10, 2014, with respect to the consolidated balance sheets of Parker Drilling Company as of December 31, 2013 and 2012, and the related consolidated statements of earnings, stockholders’ equity, and cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 2013, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appears in the December 31, 2013 annual report on Form 10‑K of Parker Drilling Company.
/s/ KPMG LLP
Houston, TX
March 10, 2014